MMA PRAXIS MUTUAL FUNDS
MMA PRAXIS INTERMEDIATE INCOME FUND
MMA PRAXIS CORE STOCK FUND
MMA PRAXIS INTERNATIONAL FUND
MMA PRAXIS VALUE INDEX FUND

Minutes of the Special Meeting of Shareholders
December 17, 2003
10:00 A.M. Eastern Time

A Special Meeting of the Shareholders of the MMA
 Praxis Mutual Funds (the "Trust"), on behalf of its series portfolios (each, a "Fund", collectively, the "Funds"), was convened at 3435 Stelzer Road
Columbus, Ohio, on Thursday, December 17, 2003, at
10:00 A.M. (the "Meeting"), pursuant to notice duly given in accordance with the By-laws of the Fund.
Present at the Meeting were the Trust's Secretary, George Stevens, the Trust's Treasurer, Trent Statczar,
 and the Trust's Vice President, Walter Grimm. Also present were Billy Williams and Eric Phipps, each with BISYS Fund Services, Inc.  Messrs. Statczar and
Grimm were authorized proxies to the shareholders.
Mr. Stevens acted as Chairman of the Meeting and Mr. Williams acted as Secretary of the Meeting.
The Chairman first called the meeting to order, made
 introductions and welcomed all present.  He then asked
Mr. Phipps to file his oath as the Inspector of Election.
The Chairman then received from the Inspector of Election an affidavit certifying the proper mailing of the Notice of the Meeting, Proxy Statement and Forms of Proxy for the Funds as well as the certified list of shareholders of record on the record date.

Next, the Chairman requested that the Inspector confirm that a quorum was represented at the Meeting for each of the Funds.
 The Inspector reported the following number of shares of
beneficial interest of each of the Funds entitled to vote at the Meeting:
MMA Praxis Intermediate Income Fund		8,192,728
MMA Praxis Core Stock Fund			13,184,053
MMA Praxis International Fund			12,551,204
MMA Praxis Value Index Fund			3,497,141
The Inspector then reported the following number of shares
of beneficial interest of each of the Funds was represented
in person or by proxies received with respect to the Meeting and not revoked at or prior to the Meeting:
MMA Praxis Intermediate Income Fund		4,859,955	(59%)
MMA Praxis Core Stock Fund			5,297,455 	(40%)
MMA Praxis International Fund			10,024,989 	(80%)
MMA Praxis Value Index Fund			2,553,219 	(73%)
The Chairman stated the first item of formal business that the shareholders of the Trust were being requested to consider was Proposal 1:
Proposal 1: To elect seven members of the Board of Trustees of the Trust to hold office until their respective successors have been duly elected and qualified or until their earlier resignation or removal, whose terms will be effective on the date of the Special
 Meeting or, in the event of an adjournment or adjournments of the Special Meeting, such later date a shareholder approval is obtained.

The Chairman then called on the Inspector to confirm and state the number and percentages of votes cast voting FOR and WITHHELD each proposed Trustee, by Fund:
MMA Praxis Intermediate Income Fund

Number of Votes FOR:

Howard L. Brenneman 	4,856,513  (99%)
Bruce Harder 		4,856,513  (99%)
Karen Klassen Harder 	4,849,334  (99%)
Richard Reimer 		4,856,766  (99%)
R. Clair Sauder		4,856,516  (99%)
Donald E. Showalter 	4,856,766  (99%)
Allen J. Yoder, Jr.		4,856,267  (99%)

Number of Votes WITHHELD:

Howard L. Brenneman 	3,441  (.07%)
Bruce Harder 		3,441  (.07%)
Karen Klassen Harder 	10,621  (.22%)
Richard Reimer 		3,188  (.07%)
R. Clair Sauder		3,439  (.07%)
Donald E. Showalter 	3,188  (.07%)
Allen J. Yoder, Jr.		3,688  (.08%)

MMA Praxis Core Stock Fund

Number of Votes FOR:

Howard L. Brenneman 	5,282,405  (99%)
Bruce Harder 		5,280,758  (99%)
Karen Klassen Harder 	5,283,177  (99%)
Richard Reimer 		5,285,033  (99%)
R. Clair Sauder		5,281,644  (99%)
Donald E. Showalter 	5,281,873  (99%)
Allen J. Yoder, Jr.		5,283,013  (99%)

Number of Votes WITHHELD:

Howard L. Brenneman 	15,050  (.28%)
Bruce Harder 		16,696  (.31%)
Karen Klassen Harder 	14,277  (.27%)
Richard Reimer 		12,421  (.23%)
R. Clair Sauder		15,810  (.30%)
Donald E. Showalter 	15,581  (.29%)
Allen J. Yoder, Jr.		14,441  (.27%)

MMA Praxis International Fund

Number of Votes FOR:

Howard L. Brenneman 	10,018,818 (99%)
Bruce Harder 		10,018,818 (99%)
Karen Klassen Harder 	10,018,818 (99%)
Richard Reimer 		10,017,485 (99%)
R. Clair Sauder		10,017,588 (99%)
Donald E. Showalter 	10,018,818 (99%)
Allen J. Yoder, Jr.		10,018,818 (99%)
Number of Votes WITHHELD:

Howard L. Brenneman 	6,170  (.06%)
Bruce Harder 		6,170  (.06%)
Karen Klassen Harder 	6,170  (.06%)
Richard Reimer 		7,503  (.07%)
R. Clair Sauder		7,401  (.07%)
Donald E. Showalter 	6,170  (.06%)
Allen J. Yoder, Jr.		6,170  (.06%)

	MMA Praxis Value Index Fund

Number of Votes FOR:

Howard L. Brenneman 	2,553,219  (100%)
Bruce Harder 		2,553,219  (100%)
Karen Klassen Harder 	2,553,219  (100%)
Richard Reimer 		2,553,219  (100%)
R. Clair Sauder		2,552,883  (99%)
Donald E. Showalter 	2,552,883  (99%)
Allen J. Yoder, Jr.		2,553,219  (100%)

Number of Votes WITHHELD:

Howard L. Brenneman 	0  (0%)
Bruce Harder 		0  (0%)
Karen Klassen Harder 	0  (0%)
Richard Reimer 		0  (0%)
R. Clair Sauder		366  (.01%)
Donald E. Showalter 	366  (.01%)
Allen J. Yoder, Jr.		0  (0%)

The Chairman stated that this vote constituted the
 affirmative vote of a plurality of the votes cast, as described in the Proxy Statement, for each proposed Trustee, and each Trustee is approved.
	The Chairman noted that the next item of business which the shareholders of the International Fund are being requested to consider is the following proposal:
Proposal 2 (International Fund Only): To approve or disapprove a new sub-advisory agreement between the Fund's investment adviser and
Evergreen Investment Management Company, LLC.

The Chairman then called on the Inspector to confirm and state the number and percentage of votes cast voting FOR and AGAINST Proposal 2 with respect to the MMA Praxis
International Fund:
Number of Votes FOR:

International Fund		9,979,027  (99%)

Number of Votes AGAINST:

International Fund		16,310  (.16%)

The Chairman stated that this vote constituted the affirmative vote of the lesser of (i) 67% or more of the International Fund's shares present at the Meeting if more than 50% of the outstanding shares of the International Fund are present or represented by proxy, or (ii) more than 50% of the outstanding shares of the International Fund, as described in the Proxy Statement, and therefore the new sub-advisory agreement between Fund's investment adviser and Evergreen Investment Management Company, LLC was approved.
The Chairman noted that the last item Shareholders were requested to consider was the following proposal:

Proposal 3: To ratify the selection of Ernst & Young LLP as the independent accountants for each Fund.

The Chairman then called on the Inspector to confirm and state the number and percentage of votes cast voting FOR and AGAINST Proposal 3 for each Fund.

Number of Votes FOR:

MMA Praxis Intermediate Income Fund	4,779,574  (98%)
MMA Praxis Core Stock Fund			5,181,402  (98%)
MMA Praxis International Fund		9,998,300  (99%)
MMA Praxis Value Index Fund	 		2,547,413  (99%)

Number of Votes AGAINST:

MMA Praxis Intermediate Income Fund	18,611  (.38%)
MMA Praxis Core Stock Fund			17,035  (.32%)
MMA Praxis International Fund		6,383  (.06%)
MMA Praxis Value Index Fund	 		0  (0%)

The Chairman stated that this constituted the affirmative vote of a majority of the votes cast, as described in the Proxy Statement, for each Fund and therefore the selection of Ernst & Young LLP as the independent accountants for each Fund was ratified.
The Chairman next confirmed that there was no questions or other business to be conducted at the Meeting.
Mr. Williams then moved to adjourn the Meeting. After second, the Chairman adjourned the Meeting.


___________________________
Billy Williams
Secretary of the Meeting
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